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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
 November 4, 2004

Evolving Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24081	84-1010843
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9777 Mt. Pyramid Court, Suite 100
Englewood, Colorado 80112
(Address of principal executive offices)

Registrant's telephone number, including area code (303) 802-1000

N/A
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

        On November 4, 2004, Evolving Systems, Inc. ("Evolving Systems"or "Company") will hold a conference call announcing its financial results for the third quarter ended September 30, 2004. On the conference call the Company will also report on Evolving Systems' November 2, 2004 acquisition of UK-based Tertio Telecoms, Ltd., a privately held supplier of operations support systems (OSS) software solutions.

        On November 2, 2004, the Company released two press releases containing information about its Q3 2004 results of operations and its acquisition of Tertio Telecoms, Ltd. Furnished herewith is the additional information the Company intends to disclose in the November 4, 2004 conference call:

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  A breakdown of the Company's year-to-date revenue mix by product line: Order and provisioning contributed 57% of total revenue compared with 61% in 2003. Inventory accounted for 23% compared with 32% in 2003. Service assurance products from the CMS acquisition contributed 15% compared with 0% in 2003. The Company's legacy line associated with custom software contributed 6% vs. 8% in 2003.

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  The company paid $40.7M for all of the outstanding stock of Tertio Telecoms Ltd. The consideration included $11M in cash, $4M in a short-term seller financed note, approximately $12M in long-term seller financed note, and 966,666 shares of preferred stock convertible into 2.9M shares of common stock valued at approximately $13.7M.

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  The short-term note bears interest at 5.5%. The long-term note bears interest initially at 11%. The Company may call a stockholder meeting at a later date to ask our stockholders to approve converting the long-term note to some combination of debt and convertible debt at lower interest rates.

  •
  The convertible preferred shares were issued with a strike price of $3.50 per share on an as converted basis which approximated the average price of the Company's stock traded throughout most of the negotiations. The Company's stock price increased to $4.64 on the date of close. Since the preferred shares were issued "in the money" on the date of close, accounting rules for derivatives will require the Company to take a one time non-cash charge for this beneficial conversion feature. This non-cash charge will be approximately $3.3M and will be fully expensed in the fourth quarter.

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  The Company will have expected non-cash amortization charges for the intangible assets acquired from both Tertio and Telecom Software Enterprises, LLC running through the income statement beginning in Q4 2004. The accounting rules require the Company to obtain an independent valuation for all intangible assets and this will be completed by the time the Company releases its Q4 results.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2004

Evolving Systems, Inc.
By:	/s/ ANITA T. MOSELEY Anita T. Moseley Sr. Vice President & General Counsel

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  ITEM 7.01 Regulation FD Disclosure
SIGNATURE